SECURITIES AND EXCHANGE COMMISSION
                  Washington, D. C.  20549


                          FORM 8-K


                       CURRENT REPORT



          Pursuant to Section 13 or 15 (d) of the
              Securities Exchange Act of 1934



                    December 21, 1994
                      Date of Report



          Iowa-Illinois Gas and Electric Company
  (Exact name of registrant as specified in its charter)



                         Illinois
                  (State of other juris-
                 diction of incorporation)


        1-3573                          42-0673189
Commission File Number)      (IRS Employer Identification No.)


206 East Second Street, Davenport, Iowa           52808
Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (319) 326-7111

Item 5.   Other Events

     At a special meeting held December 21, 1994 shareholders of Iowa-Illinois Gas and Electric Company, an Illinois corporation ("Iowa-Illinois"), approved the Agreement and Plan of Merger, dated as of July 26, 1994, as amended and restated as of September 27, 1994 (the "Merger Agreement"), among Iowa-Illinois, Midwest Resources Inc., an Iowa corporation ("Resources"), and Midwest Power Systems Inc., an Iowa corporation and a subsidiary of Resources ("Midwest Power"), and a newly-formed corporation, MidAmerican Energy Company, an Iowa corporation fifty percent of whose outstanding capital stock is owned by each of Iowa-Illinois and Resources ("MidAmerican"), providing for the merger of Iowa-Illinois, Resources and Midwest Power with and into MidAmerican. Approval of the Merger Agreement required the affirmative vote of the holders of two-thirds of the votes entitled to be cast by all holders of outstanding shares of (i) Iowa-Illinois Preference Stock, voting as a single class, (ii) Iowa-Illinois Common Stock, voting as a single class, and (iii) Iowa-Illinois Preference Stock and Iowa-Illinois Common Stock, voting together as a single class. The news release issued in connection therewith is filed herewith as Exhibit 99 and is incorporated by reference herein. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

Item 7.   Financial Statements and Exhibitors

C.   Exhibits:

Exhibit Number   Exhibit

99               News Release, dated December 21, 1994, of
                 Iowa-Illinois Gas and Electric Company.

                         SIGNATURES




          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    IOWA-ILLINOIS GAS AND ELECTRIC COMPANY


                    By  /s/ L. E. Cooper
                        L. E. Cooper, Vice President-Finance
                            and Chief Financial Officer

December 21, 1994

                         EXHIBIT INDEX





Exhibit No.    Description

99             News Release, dated December 21, 1994, of
               Iowa-Illinois Gas and Electric Company.